Exhibit 99.1

                                                        Contact:  Rick Eisenberg
                                                        Eisenberg Communications
                                                        (212) 496-6828


              TELESTONE TECHNOLOGIES REPORTS FIRST QUARTER RESULTS

NEW YORK, May 17, 2005 - Telestone Technologies Corporation (AMEX: TST) today announced that for the first quarter ended March 31, 2005 it achieved net income of $859,000, compared to net income of $3,282,000 for the first quarter of 2004.
         First quarter 2004 net income included an extraordinary gain of $2,773,000 and minority interest of $(368,000). Exclusive of these two items, Telestone's income for the period ended March 31, 2004 was $877,000.
         Telestone's first quarter 2005 net income was $.10 per weighted average fully diluted share. Telestone's first quarter 2005 revenues were $3,533,000, compared to $3,642,000 for the same period a year ago.
         Current assets at March 31, 2005 were $29.1 million.
         Telestone's flat revenue growth in the first quarter of 2005 was primarily the result of a temporary decrease in telecommunication carriers' capital expenditures on 2G networks in anticipation of PRC government approval of 3G wireless technology later this year. Also impacting revenues was a slowing of infrastructure investments by China Unicom, a Telestone customer we believe is presently considering a business reorganization in 2005.
         Assuming government approval of 3G, the company hopes to experience "significant" revenue and profit growth arising primarily from enhanced contract business with both China Unicom and China Mobile, the two largest wireless companies in the PRC. Increased revenues and earnings are also expected to be derived from the company's recently announced three-year product development agreement with China Ericsson to develop a series of 3G products for use on that company's wireless network platforms in China, other southeast Asian countries and India.
         Telestone Technologies Corporation is a leading provider of wireless technology coverage solutions and equipment to major telecom companies in the Peoples Republic of China. The company's solutions and equipment are applied in a variety of indoor and outdoor environments including hotels, residential estates, office buildings, airports, exhibition centers, underground stations, highways and tunnels. For additional information, please go to www.telestonetech.com.

SAFE HARBOR Information in this news release may contain statements about future expectations, plans, prospects or performance of Telestone Technologies Corporation ("Telestone") that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words or phrases "can be," "expects," "may affect," "believed," "estimate," "project," and similar words and phrases are intended to identify such forward-looking statements. Telestone cautions you that any forward-looking information provided by or on behalf of Telestone is not a guarantee of future performance. Telestone's actual results may differ materially from those anticipated in such forward-looking statements as a result of various important factors, some of which are beyond Telestone's control, in addition to those discussed in Telestone's press releases, public filings, and statements by Telestone's management, including, but not limited to, Telestone's estimate of the sufficiency of its existing capital resources, Telestone's ability to raise additional capital to fund future operations, Telestone's


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ability  to repay its  existing  indebtedness,  the  uncertainties  involved  in estimating market opportunities and, in identifying contracts which match Telestone's capability to be awarded contracts. All such forward-looking statements are current only as of the date on which such statements were made.
Telestone   does  not   undertake  any   obligation   to  publicly   update  any
forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

                         (Financial Table on Next Page)












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

                      Consolidated Statement of Operations
                                                                             (Unaudited)
                                                                          Three months ended
                                                                               March 31,
                                                                       ------------------------
                                                                             2005          2004
                                                                          US$'000       US$'000
Operating revenues
                              Net sales of equipment                        2,852         3,212
                                  Service income                              681           430
                                                                       ----------    ----------

                                                                            3,533         3,642
                                                                       ----------    ----------
                               Operating expenses
   Equipment and services                                                   1,546         1,683
   Sales and marketing                                                        590           277
   General and administrative                                                 471           307
   Research and development
                                                                                8            35
   Depreciation and amortization                                               43            25
                                                                       ----------    ----------

   Total operating expenses                                                 2,658         2,327
                                                                       ----------    ----------

Operating income                                                              875         1,315
Interest expense                                                              (20)           (5)
Other income, net                                                               4          --
                                                                       ----------    ----------

Income before income taxes, minority interest and extraordinary item          859         1,310
Income taxes expenses                                                        --             433
                                                                       ----------    ----------

Income before minority interest and extraordinary item                        859           877
Minority interest                                                            --            (368)
                                                                       ----------    ----------

Income before extraordinary item                                              859           509
Extraordinary gain                                                           --           2,773
                                                                       ----------    ----------

Net income                                                                    859         3,282
                                                                       ==========    ==========
Earnings per share:

Weighted average number of shares outstanding
Basic                                                                   8,310,995         1,708
Dilutive effect of warrants                                               341,186          --
                                                                       ----------    ----------
Diluted                                                                 7,969,809         1,708
                                                                       ==========    ==========
Net income per share of common stock
Basic:
   Income before extraordinary gain                                          0.10           298
                                                                       ==========    ==========
   Net income                                                                0.10         1,922
                                                                       ==========    ==========
Diluted:
   Income before extraordinary gain                                          0.10           298
                                                                       ==========    ==========
   Net income                                                                0.10         1,922